Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

SWANK, INC.

ARTICLE I

OFFICES

                 1.     The principal office shall be in the City of Dover, County of Kent, State of Delaware, and the name of the resident agent in charge thereof is The Prentice-Hall Corporation System, Inc.

                 2.     The corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

                     1.        The annual meeting of the stockholders of the corporation shall be held at such place within or without the State of Delaware and at such time and date as may be determined by the Board of Directors and shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may be properly be brought before the meeting.

                     If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be. At such meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

                      Special meetings of the stockholders shall be held at the principal office of the Corporation in the state of Delaware, or at such other place within or without the State of Delaware as may be designated in the notice of said meeting, upon call of the Board of Directors, and shall be called by the Chief Executive Officer or Secretary at the request in writing of stockholders owning of record at lease twenty-five per cent of the issued and outstanding capital stock of the corporation entitled to vote thereat.

                    3.        Notice of the purpose or purposes and of the time and place within or without the State of Delaware of every meeting of stockholders shall be given by the Chief Executive Officer or a Vice President or the Secretary or an Assistant Secretary either personally or by mail or any other lawful means of communication not less than ten days before the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no publication of any notice of a meeting of stockholders shall be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, or by facsimile or email transmission either before or after such meeting. Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the corporation shall not be required to be given.

                     4.        A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by statute or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

                     5.        Meetings of the stockholders shall be presided over by the Chief Executive Officer, or if he is not present, by the Chairman of the Board, if any, or if neither the Chief Executive Officer nor the Chairman of the Board, if any, is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

                     6.        Except as otherwise provided in the Certificate of Incorporation or in the laws of the State of Delaware, at every meeting of the stockholders, each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights upon the matter in question held by him and registered in his name on the books of the Corporation on the date fixed as the record date for the determination of stockholders entitled to notice of or to vote at such meeting. Any vote of shares of stock of the Corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting. Except as set forth in Section 4 of Article III, directors shall be elected by a plurality of votes cast by the stockholders of the Corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present, shall elect such directors. All other matters coming before any meeting of the stockholders shall be decided by a majority of the votes cast by the stockholders of the Corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the Corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

                     7.        A complete list of the stockholders entitled to vote at the ensuing election of directors, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the Secretary or other officer of the Corporation having charge of the stock ledger. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

                     8.        At all elections of directors, or in any other case in which inspectors may act, one or more inspectors of election shall be appointed by the chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act, or if his office becomes vacant, the stockholders present at the meeting, by a per capita vote, may choose temporary inspectors of the number required.

ARTICLE III

DIRECTORS

                     1.        The property, affairs and business of the corporation shall be managed by its Board of Directors consisting of not less than three (3) nor more than twenty-one (21) persons. The exact number of directors within the maximum limitations specified shall be fixed from time to time by the Board of Directors. The Board of Directors shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. At the annual meeting of stockholders to be held in 1995, Class I directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 1996, and Class II directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 1997, and Class III directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 1998, with each such director to hold office until his successor shall be elected and qualify. At each annual meeting of stockholders commencing with the annual meeting of stockholders to be held in 1996, the successors of the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third successive annual meeting of stockholders and until their respective successors shall be elected and qualify. Directors shall be elected by plurality vote. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Newly created directorships shall be so apportioned among the classes of directors as to make all such classes as nearly equal in number as possible.

                     2.        Meetings of the Board of Directors shall be held at such place within or outside the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chief Executive Officer, Secretary, or a majority of the directors by oral, electronic or written notice duly served on or sent or mailed to each director not less than three days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meetings of stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting, those not present waive notice of the meeting in writing.

                     3.        A majority of the members of the Board of Directors then acting, but in no event less than one-third nor less than two of the number of directors authorized, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

                     4.        In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, increase in the number of directors or otherwise except in so far as otherwise provided in these By-Laws, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

                     5.        An Executive Committee of two (2) or more directors may be designated by resolution passed by a majority of the whole Board of Directors. The act of a majority of the members of said Committee shall be the act of the Committee, and said Committee may meet at stated times or on notice. Whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of the Board, said Committee shall advise with and aid the officers of the corporation in all matters concerning its interests and the management of its business and affairs, and generally perform such duties and exercise such powers as may be performed and exercised by the Board of Directors from time to time, and the Executive Committee shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it and, in so far as may be permitted by law, exercise the powers and perform the obligations of the Board of Directors. The Board of Directors may also designate one or more committees in addition to the Executive Committee by resolution or resolutions passed by a majority of the whole Board of Directors; such committee or committees to consist of two (2) or more directors of the corporation and, to the extent provided in the resolution or resolutions designating them, shall have or may exercise the specific powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                     6.        Any director may be removed only for cause and only at a special meeting of the stockholders, duly called as provided in these By-Laws, by the affirmative vote of the holders of a majority of the issued and outstanding shares of the corporation’s shares of capital stock entitled to vote for the election of directors.

                     7.     Each director and officer now or hereafter in office and his heirs, executors and administrators, and each director and officer and his heirs, executors and administrators, who now acts, or shall hereafter act, at the request of the corporation as a director or officer of another corporation controlled by the corporation shall be indemnified by the corporation against all costs, expenses and amounts or liability therefor, including counsel fees, reasonably incurred by or imposed upon him in connection with or resulting from any suit, action, proceeding or claim to which he may be made a party, or in which he may be or become involved by reason of his being or having been such director or officer or, subject to the provisions hereof, any settlement thereof, whether or not he continues to be such director or officer at the time of incurring such costs, expenses or amounts, provided that such indemnification shall not apply with respect to any matter as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have been individually guilty of wilful misfeasance or malfeasance in the performance of his duty as such director or officer, and provided, further, that the indemnification herein provided shall, with respect to any settlement of any such suit, action, proceeding or claim, include reimbursement of any amounts paid and expenses reasonably incurred in settling any such suit action, proceeding or claim, when, in the judgment of the Board of Directors of the corporation, such settlement and reimbursement appear to be for the best interests of the corporation. The foregoing right of indemnification shall be in addition to and not exclusive of any and all other rights to which any such director or officer may be entitled by statute or under any By-Law, agreement, vote of stockholders or otherwise.

                    8.        Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the committee.

                     9.        Directors may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees, and others who attend pursuant to direction, may, by vote of the Board of Directors, be allowed a like fixed sum and expenses of attendance for attending committee meetings.

ARTICLE IV

OFFICERS

                     1.        The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, who shall be a director, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also appoint such Assistant Secretaries, Assistant Treasurers and such other officers as it may deem proper. The Board of Directors may elect from its members a Chairman of the Board, who shall be an officer of the Corporation. The Board of Directors may also designate one or more of the Vice Presidents to be Executive Vice Presidents and/or Senior Vice Presidents. Any two or more offices may be held by the same person.

                     2.        The terms of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

                     3.        Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of the corporations in which the corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE V

DUTIES OF OFFICERS

                     1.        The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and at all meetings of stockholders. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

                     2.        The Chief Executive Officer shall be the principal executive officer of the Corporation and as such shall have general and active direction of the business of the Corporation. He shall have such other duties and powers as may be assigned to him from time to time by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer (who may also be the Chairman of the Board of Directors) shall preside at all meetings of stockholders and all meetings of the Board of Directors. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of the corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons. During the absence or disability of the Chief Executive Officer, the Board of Directors shall appoint another officer of the Corporation to exercise all the functions of the Chief Executive Officer.

                     3.        The President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

                     4.        Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

                     5.        The Treasurer shall have the custody of all the funds and securities of the corporation. When necessary or proper he shall endorse on behalf of the corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank, or banks, or depositories as may be designated by the Board of Directors, or by any officer acting under authority conferred by the Board of Directors. He shall enter regularly in books to be kept for the purpose, a full and accurate account of all monies received and paid by him on account of the corporation. Whenever required by the Board of Directors, he shall render an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall at all reasonable times exhibit his books and accounts to any director of the corporation upon application at the office of the corporation during business hours and he shall perform all things incident to the position of Treasurer, subject to the control of the Board of Directors. He shall give bond for the faithful discharge of his duties if the Board of Directors so require. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

                     6.        The Assistant Treasurers, in the order of their seniority, shall, in the absence of or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                     7.        The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for other committees when so required. He shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and of committees and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the corporation and affix the same to any instrument whose execution has been authorized. He shall be sworn to the faithful discharge of his duties. He shall do and perform such other duties as by be assigned to him from time to time by the Board of Directors.

                     8.        The Assistant Secretaries, in the order of their seniority, shall in the absence of or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                     9.        In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any director or any other person whom it may select.

                     10.        Unless the Board of Directors shall otherwise direct, the salary of the Chief Executive Officer, the President and of the Chairman of the Board, if one be elected, shall be fixed by the Board of Directors and the salaries of all other officers and employees be fixed by the Chief Executive Officer.

ARTICLE VI

CERTIFICATE OF STOCK

                     1.        The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe.

                         Transfers of shares of stock of the corporation shall be made on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in these By-Laws provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for purposes as regards the corporation. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

        The certificates of stock shall be signed by the Chairman or Vice-Chairman of the Board of Directors, or the Chief Executive Officer, the President, or any Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. If any such certificate is countersigned by a transfer agent or a registrar other than the Corporation, any other signatures on the certificate may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                     2.        The Board of Directors may, in its discretion, fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholder, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares of stock on the books of the corporation after any such record date fixed as aforesaid.

                     3.        No certificate for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

                     4.        The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

                     5.        The books, accounts and records of the corporation, except as may otherwise be required by statue, may be kept outside the State of Delaware, at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the books, accounts and records of the corporation, or any of them, other than the stock ledger, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any book, account or record the Corporation except as conferred by statue or by resolution of the Board of Directors.

ARTICLE VII

CORPORATE SEAL

        The corporate seal of the corporation shall consist of two concentric circles between which shall be the name of the Corporation and the words “Corporate Seal” and in the center shall be inscribed the words “Delaware 1936".

ARTICLE VIII

AMENDMENTS

        The By-Laws of the corporation shall be subject to alteration, amendment or repeal, and new By-Laws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stock of the corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat a quorum being present, provided that notice of such proposed action shall have been given in the call for the meeting, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board of Directors.